NXP Semiconductors Reports Second Quarter 2022 Results
EINDHOVEN, The Netherlands, July 25, 2022 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the second quarter, ended July 3, 2022.

“NXP delivered quarterly revenue of $3.31 billion, an increase of 28 percent year-on-year and above the mid-point of our guidance range. Notwithstanding the clear macro-economic cross currents, NXP continues to perform well. Customer demand within the Auto and Industrial & IoT end-markets continues to exceed our incrementally improving supply, even as we risk-adjust our long term orders. New design win commitments are remarkably strong across our focus end-markets, which underpins confidence that our investments are well aligned with the long-term market requirements,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the Second Quarter 2022:
•Revenue was $3.31 billion, up 27.6 percent year-on-year;
•GAAP gross margin was 56.8 percent, and GAAP operating margin was 28.5 percent;
•Non-GAAP gross margin was 57.8 percent, and non-GAAP operating margin was 36.0 percent;
•Cash flow from operations was $819 million, with net capex investments of $268 million, resulting in non-GAAP free cash flow of $551 million;
•On April 6, 2022 NXP paid cash dividends of $222 million;
•On May 16, 2022, NXP issued unsecured notes for a total amount of $1.5 billion. The amount was split into two notes: $500 million that matures in 2027 and a green bond of $1 billion maturing in 2033. Net proceeds were $1,496 million;
•On May 27, 2022, NXP fully redeemed the $900 million aggregate principal amount of outstanding 4.625% Senior Unsecured Notes due 2023;
•On June 2, 2022, the NXP Board of Directors approved the payment of an interim dividend for the second quarter 2022 of $0.845 per ordinary share. The interim dividend was paid in cash on July 6, 2022 to shareholders of record as of June 15, 2022;
•On June 14, 2022, NXP announced the new MCX portfolio of microcontrollers, designed to advance innovation in smart homes, smart factories, smart cities and across many emerging industrial and IoT edge applications. The portfolio includes four series of devices built on a common platform and is supported by the widely adopted MCUXpresso suite of development tools and software;
•On June 21, 2022, NXP announced two new processor families that extend the benefits of NXP’s innovative S32 automotive platform. The S32Z and S32E processor families help enable the automotive industry to accelerate the integration of diverse real-time applications for domain and zonal control, safety processing and vehicle electrification that are critical to the next generation of safer and more efficient vehicles; and
•On July 20, 2022, NXP announced that it has signed a memorandum of understanding with Hon Hai Technology Group (“Foxconn”) to jointly develop platforms for a new generation of smart connected vehicles. Hon Hai (Foxconn), the world’s largest electronics manufacturer and a leading technology solution provider, will leverage NXP’s portfolio of automotive technologies and its longstanding expertise in safety and security to enable architectural innovation and platforms for electrification, connectivity and safe automated driving.

Summary of Reported Second Quarter 2022 ($ millions, unaudited) (1)

	Q2 2022	Q1 2022	Q2 2021	Q - Q	Y - Y
Total Revenue	$3,312	$3,136	$2,596	6%	28%
GAAP Gross Profit	$1,882	$1,777	$1,422	6%	32%
Gross Profit Adjustments (i)	$(33)	$(30)	$(34)
Non-GAAP Gross Profit	$1,915	$1,807	$1,456	6%	32%
GAAP Gross Margin	56.8%	56.7%	54.8%
Non-GAAP Gross Margin	57.8%	57.6%	56.1%
GAAP Operating Income / (Loss)	$943	$873	$573	8%	65%
Operating Income Adjustments (i)	$(250)	$(246)	$(257)
Non-GAAP Operating Income	$1,193	$1,119	$830	7%	44%
GAAP Operating Margin	28.5%	27.8%	22.1%
Non-GAAP Operating Margin	36.0%	35.7%	32.0%

Additional information
	Q2 2022	Q1 2022	Q2 2021	Q - Q	Y - Y
Automotive	$1,713	$1,557	$1,262	10%	36%
Industrial & IoT	$713	$682	$571	5%	25%
Mobile	$388	$401	$347	-3%	12%
Comm. Infra. & Other	$498	$496	$416	—%	20%
DIO	94	89	88
DPO	94	93	92
DSO	27	27	35
Cash Conversion Cycle	27	23	31
Channel Inventory (months)	1.6	1.5	1.6
Financial Leverage (ii)	1.5x	1.7x	1.9x
1.Additional Information for the Second Quarter 2022:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
•Net cash paid for income taxes related to on-going operations was $150 million; and
•Weighted average number of diluted shares for the three-month period ended July 3, 2022 was 264.7 million.

Guidance for the Third Quarter 2022: ($ millions) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,350	$3,425	$3,500		$3,350	$3,425	$3,500
Q-Q	1%	3%	6%		1%	3%	6%
Y-Y	17%	20%	22%		17%	20%	22%
Gross Profit	$1,886	$1,943	$2,004	$(35)	$1,921	$1,978	$2,039
Gross Margin	56.3%	56.7%	57.3%		57.3%	57.8%	58.3%
Operating Income (loss)	$926	$973	$1,024	$(262)	$1,188	$1,235	$1,286
Operating Margin	27.6%	28.4%	29.3%		35.5%	36.1%	36.7%
Financial Income (expense)	$(98)	$(98)	$(98)	$(3)	$(95)	$(95)	$(95)
Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(15) million; Stock Based Compensation, $(12) million; Other Incidentals, $(8) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(148) million; Stock Based Compensation, $(90) million; Restructuring and Other Incidentals, $(24) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(3) million;
4.Net cash paid for income taxes related to on-going operations is expected to be approximately $(160) million;
5.Non-controlling interest is expected to be approximately $(13) million;
6.Weighted average diluted share count is expected to be approximately 265 million.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) adjusted net income, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xi) free cash flow and free cash flow as a percent of Revenue. The non-GAAP information excludes the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, non-cash interest expense on convertible notes, extinguishment of debt, and foreign exchange gains and losses.

Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, July 26, 2022 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the second quarter 2022 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) enables a smarter, safer and more sustainable world through innovation. As a world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 31,000 employees in more than 30 countries and posted revenue of $11.06 billion in 2021. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, the expected material weakness in our internal control over financial reporting, including the timeline to remediate the expected material weakness, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; potential impacts of the COVID-19 pandemic; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and, the ability to maintain good relationships with NXP's suppliers. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of a contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	July 3, 2022	April 3, 2022	July 4, 2021

Revenue	$3,312	$3,136	$2,596
Cost of revenue	(1,430)	(1,359)	(1,174)
Gross profit	1,882	1,777	1,422
Research and development	(542)	(518)	(476)
Selling, general and administrative	(265)	(251)	(234)
Amortization of acquisition-related intangible assets	(134)	(135)	(139)
Total operating expenses	(941)	(904)	(849)
Other income (expense)	2	—	—
Operating income (loss)	943	873	573
Financial income (expense):
Extinguishment of debt	(18)	—	—
Other financial income (expense)	(110)	(105)	(100)
Income (loss) before income taxes	815	768	473
Benefit (provision) for income taxes	(129)	(114)	(65)
Results relating to equity-accounted investees	(3)	12	(2)
Net income (loss)	683	666	406
Less: Net income (loss) attributable to non-controlling interests	13	9	9
Net income (loss) attributable to stockholders	670	657	397

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.55	$2.50	$1.46
Diluted	$2.53	$2.48	$1.42

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	262,579	263,089	272,686
Diluted	264,692	265,109	278,735

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	July 3, 2022	April 3, 2022	July 4, 2021
ASSETS
Current assets:
Cash and cash equivalents	$3,545	$2,683	$2,910
Accounts receivable, net	996	925	991
Inventories, net	1,462	1,311	1,116
Other current assets	317	356	274
Total current assets	6,320	5,275	5,291

Non-current assets:
Other non-current assets	1,848	1,701	1,094
Property, plant and equipment, net	2,914	2,814	2,375
Identified intangible assets, net	1,527	1,577	1,891
Goodwill	9,930	9,954	9,971
Total non-current assets	16,219	16,046	15,331

Total assets	22,539	21,321	20,622

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	1,462	1,369	1,167
Restructuring liabilities-current	12	16	36
Other current liabilities	1,467	1,460	1,133
Total current liabilities	2,941	2,845	2,336

Non-current liabilities:
Long-term debt	11,160	10,573	9,591
Restructuring liabilities	12	14	12
Deferred tax liabilities	41	53	90
Other non-current liabilities	1,159	1,076	924
Total non-current liabilities	12,372	11,716	10,617

Non-controlling interests	264	251	227
Stockholders’ equity	6,962	6,509	7,442
Total equity	7,226	6,760	7,669

Total liabilities and equity	22,539	21,321	20,622

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	July 3, 2022	April 3, 2022	July 4, 2021
Cash flows from operating activities:
Net income (loss)	$683	$666	$406
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	317	310	305
Stock-based compensation	89	89	93
Amortization of discount (premium) on debt, net	—	1	1
Amortization of debt issuance costs	1	2	1
Net (gain) loss on sale of assets	—	(1)	—
(Gain) loss on extinguishment of debt	18	—	—
Results relating to equity-accounted investees	3	(12)	2
(Gain) loss on equity securities, net	8	(4)	5
Deferred tax expense (benefit)	(65)	(33)	—
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(50)	(61)	(135)
(Increase) decrease in inventories	(151)	(122)	(60)
Increase (decrease) in accounts payable and other liabilities	4	266	73
(Increase) decrease in other non-current assets	(41)	(247)	(52)
Exchange differences	(3)	—	1
Other items	6	2	(4)
Net cash provided by (used for) operating activities	819	856	636

Cash flows from investing activities:
Purchase of identified intangible assets	(29)	(43)	(35)
Capital expenditures on property, plant and equipment	(268)	(280)	(150)
Purchase of equipment leased to others	—	(5)	—
Proceeds from the disposals of property, plant and equipment	—	1	—
Purchase of interests in businesses, net of cash acquired	(1)	(4)	(1)
Purchase of investments	(2)	—	(4)
Proceeds from the sale of investments	12	—	—
Proceeds from return of equity investments	—	2	1
Net cash provided by (used for) investing activities	(288)	(329)	(189)

Cash flows from financing activities:
Repurchase of long-term debt	(917)	—	—
Proceeds from the issuance of long-term debt	1,496	—	2,000
Cash paid for debt issuance costs	(12)	(1)	(22)
Dividends paid to common stockholders	(222)	(149)	(155)
Proceeds from issuance of common stock through stock plans	—	28	—
Purchase of treasury shares and restricted stock unit withholdings	(2)	(552)	(1,203)
Other, net	(1)	—	(1)
Net cash provided by (used for) financing activities	342	(674)	619

Effect of changes in exchange rates on cash positions	(11)	—	2
Increase (decrease) in cash and cash equivalents	862	(147)	1,068
Cash and cash equivalents at beginning of period	2,683	2,830	1,842
Cash and cash equivalents at end of period	3,545	2,683	2,910

Net cash paid during the period for:
Interest	133	45	104
Income taxes, net of refunds	150	122	121
Non-cash investing activities:
Non-cash capital expenditures	243	246	167

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended
	July 3, 2022	April 3, 2022	July 4, 2021
Revenue	$3,312	$3,136	$2,596
GAAP Gross Profit	$1,882	$1,777	$1,422
PPA Effects	(14)	(14)	(18)
Restructuring	3	—	—
Stock Based Compensation	(12)	(11)	(12)
Other incidentals	(10)	(5)	(4)
Non-GAAP Gross Profit	$1,915	$1,807	$1,456
GAAP Gross margin	56.8%	56.7%	54.8%
Non-GAAP Gross margin	57.8%	57.6%	56.1%
GAAP Research and development	$(542)	$(518)	$(476)
Restructuring	1	1	(1)
Stock based compensation	(45)	(44)	(41)
Other incidentals	(3)	(1)	1
Non-GAAP Research and development	$(495)	$(474)	$(435)
GAAP Selling, general and administrative	$(265)	$(251)	$(234)
PPA effects	(1)	(1)	(2)
Stock based compensation	(32)	(34)	(40)
Other incidentals	(3)	(2)	(1)
Non-GAAP Selling, general and administrative	$(229)	$(214)	$(191)
GAAP amortization of acquisition-related intangible assets	$(134)	$(135)	$(139)
PPA effects	(134)	(135)	(139)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—
GAAP Other income (expense)	$2	$—	$—
Non-GAAP Other income (expense)	$2	$—	$—
GAAP Operating income (loss)	$943	$873	$573
PPA effects	(149)	(150)	(159)
Restructuring	4	1	(1)
Stock based compensation	(89)	(89)	(93)
Other incidentals	(16)	(8)	(4)
Non-GAAP Operating income (loss)	$1,193	$1,119	$830
GAAP Operating margin	28.5%	27.8%	22.1%
Non-GAAP Operating margin	36.0%	35.7%	32.0%
GAAP Financial income (expense)	$(128)	$(105)	$(100)
Foreign exchange gain (loss)	(2)	(1)	(1)
Gain (loss) on extinguishment of long-term debt	(18)	—	—
Other financial income (expense)	(11)	(1)	(8)
Non-GAAP Financial income (expense)	$(97)	$(103)	$(91)

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	July 3, 2022	April 3, 2022	July 4, 2021
Net income (loss)	$683	$666	$406
Reconciling items to adjusted net income
Financial (income) expense	128	105	100
(Benefit) provision for income taxes	129	114	65
Depreciation	149	142	135
Amortization	168	168	170
Adjusted net income	$1,257	$1,195	$876
Reconciling items to adjusted EBITDA
Results of equity-accounted investees	3	(12)	2
Restructuring	(4)	(1)	1
Stock based costs	89	89	93
Other incidental items	16	8	4
Adjusted EBITDA	$1,361	$1,279	$976
Trailing twelve month adjusted EBITDA	$4,961	$4,576	$3,546

($ in millions)	Three months ended
	July 3, 2022	April 3, 2022	July 4, 2021
Net cash provided by (used for) operating activities	$819	$856	$636
Net capital expenditures on property, plant and equipment	(268)	(279)	(150)
Non-GAAP free cash flow	$551	$577	$486
Trailing twelve month non-GAAP free cash flow	$2,371	$2,306	$2,453
Trailing twelve month non-GAAP free cash flow as percent of Revenue	19%	20%	25%